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                                 EXHIBIT 10(dd)

      Wachovia Bank, N.A.
      Real Estate Financial Services
      SC9113
      16 Broad Street
      Post Office Box 700
      Charleston. SC 29401

                                                                        WACHOVIA

December 15,2004

Mr. Steven P. Birdwell
Chief Financial Officer
Sea Pines Company, Inc.
Post Office Box 7000
Hilton Head, SC 29938

RE: NET WORTH COVENANT WAIVER FOR YEAR ENDING OCTOBER 31, 2005

Dear Steve:

You have informed us that the Net Worth Ratio of the Company is projected to be above the maximum level as of October 31,2005, as required by Section 8.02(a)
(i) of the Amended and Restated Master Credit Agreement dated October 31, 2002. This deficiency represents an "event of default" as that term is used in the Agreement. The Bank hereby waives the requirement that the Borrower maintain the Net Worth Ratio specified by Section 8.02(a)(i) of the Agreement for the fiscal year ending October 31,2005.

The Lender hereby reserves all other rights and remedies it may have against the Borrower under the Master Credit Agreement. This waiver does not extend to any other covenant contained in the Master Credit Agreement, and shall not be deemed to be a waiver of, or acquiescence or consent of the Lender to any other default now or hereafter under the Master Credit Agreement.

Sincerely,
WACHOVIA BANK, N.A.

/s/ Phillip H. Rhiner
Phillip H. Rhiner
Assistant Vice President